DASZKAL, BOLTON, MANELA, DEVLIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

       2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236



JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                    OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
               --------------------------------------------------


We hereby consent to the use in this Registration Statement on Form 10-SB of TMANglobal.com,Inc. for the years ended September 30, 1998 and 1997, of our report dated July 7, 1999, and of FSGI Corporation and subsidiary for the year ended September 30, 1998 and the three months ended December 31, 1998, of our report dated June 24, 1999.



                                  /s/Daszkal, Bolton, Manela, Devlin & Co., CPAs


Boca Raton, Florida
October 6, 1999                      Daszkal, Bolton, Manela, Devlin & Co., CPAs